PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC.
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                                          May 28, 2003



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Prudential Institutional Liquidity Portfolio, Inc.
                  File No. 811-5336


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the twelve-month period ended March 31, 2003. The enclosed is being filed electronically via the EDGAR System.



                                                    Yours truly,


						/s/ Jonathan D. Shain
                                                    Jonathan D. Shain
                                                      Secretary

Enclosure





         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of May 2003.



	Prudential Institutional Liquidity Portfolio, Inc.



Witness: /s/ Floyd L. Hoelscher			By: /s/ Jonathan D.
Shain
              Floyd L. Hoelscher	Jonathan D. Shain
         	Secretary


         T:\CLUSTER 2\N-SARS\PILP\2003\3-31-03 annual cover.doc